UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 26, 2016

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street Suite 5100 Pittsburgh, Pennsylvania		15219-2706

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8200
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 26, 2016, the Board of Directors of Kennametal Inc. (the “Company”) approved an amendment to Article Four, Section Two of the Company’s By-Laws providing for the annual election of directors beginning with the 2016 annual meeting of shareholders.
Article Four, Section Two of the By-Laws shall now read as follows:
Section 2. TERM. The directors elected prior to the 2016 annual meeting of the shareholders shall serve as a member of the class of directors to which that director was so elected for the term so elected. Each person elected as a director of the Corporation at or after the 2016 annual meeting of the shareholders, whether elected to succeed a person whose term of office as a director has expired (including the expiration of such person’s term) or to fill any vacancy, shall be elected for a term expiring at the next annual meeting of the shareholders. From the date of the 2018 annual meeting of the shareholders, and thereafter, the Board of Directors of the Corporation shall no longer be classified with respect to the time for which they hold office.

The amendment to the Company’s By-Laws became effective on July 26, 2016 and will be filed with the Department of State of the Commonwealth of Pennsylvania.
The foregoing summary of the amendment to the Company’s By-Laws are qualified in their entirety by reference to the full text of the By-Laws, which are filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

10.1	Amended and Restated By-Laws through July 26, 2016

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: July 28, 2016	By:	/s/ Kevin G. Nowe
Kevin G. Nowe
Vice President, Secretary and General Counsel